Exhibit 10.22

THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
THIS THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE (this “Amendment”) is made as of February 28, 2014, by and between each of the entities listed on Exhibit A attached hereto (collectively, “Seller”), and AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Buyer”).
WHEREAS, Buyer and Seller entered into that certain Agreement for Purchase and Sale, with an Effective Date of January 14, 2014 (the “Initial Agreement”), as amended by that certain First Amendment to Agreement for Purchase and Sale, dated as of February 13, 2014 (the “First Amendment”), and that certain Second Amendment to Agreement for Purchase and Sale, dated as of February 18, 2014 (the “Second Amendment”; the Initial Agreement, as amended by the First Amendment and the Second Amendment, the “Agreement”), with regard to the Properties, as more particularly described in the Agreement;
WHEREAS, the Closing for the Unencumbered Properties occurred on February 21, 2014; and
WHEREAS, Buyer and Seller wish to amend the Agreement with respect to the Encumbered Properties as provided herein.
NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement shall be amended as follows:

1.
Immediate Repairs Credit. Seller agree to provide Buyer a credit at Closing against the balance of the Purchase Price due and payable at the Closings of the Encumbered Properties in the aggregate amount of $92,500.00 (the “Repair Credit”), $17,500.00 of which shall be allocated to the Creekside Property. The remaining Repair Credit shall be equitably allocated among the Encumbered Properties other than the Creekside Property in proportion to the immediate repairs costs identified in Buyer’s property condition reports for such Encumbered Properties.

2.
Cushing Center Ground Lessor Estoppel. Seller agrees that the Estoppel Certificate to be submitted to Ellis Hospital (“Ellis”), as ground lessor, pursuant to Section 6(c) of the Initial Agreement shall include a certification from Ellis that Ellis is not a “Landlord’s Affiliate,” as such term is defined in that certain Ground Lease Agreement, dated September 1, 1995, by and between St. Clare’s Hospital of Schenectady, N.Y., predecessor-in-interest to Ellis, as landlord, and Columbia-McClellan Group, LLC, as tenant.

3.
Medical Center of New Windsor. Reference is made to the Property known as Medical Center of New Windsor, located at 575 Hudson Valley Avenue, New Windsor, New York 12553 (the “New Windsor Property”). It shall be a condition precedent to the Closing of the New Windsor Property that Seller shall obtain an estoppel certificate from the Town of New Windsor (the “Town”) in the form attached hereto as Exhibit B and made a part hereof, but including the Town’s consent (i) to the assignment by Seller to Buyer of Seller’s subleasehold estate in the New Windsor Property, (ii) to the sub-subleases then in effect with respect to the New Windsor Property, and (iii) for the sublessee of the New Windsor Property to freely re-sublet its subleasehold estate in the New Windsor Property (the “New Windsor Town Estoppel”), and Seller shall use commercially reasonable efforts to obtain the New Windsor Town Estoppel. If the condition precedent set forth in the immediately preceding sentence is not satisfied by the Closing Date for the New Windsor Property, Buyer shall have the right to terminate this Agreement with respect to New Windsor Property by written notice to Seller, and upon such termination Buyer shall receive a refund of the pro-rata portion of the Earnest Money allocable to the New Windsor Property, and all rights, liabilities and obligations of the parties under the Agreement shall terminate with respect to the New Windsor Property, except as otherwise expressly set forth in the Agreement.

4.
First Amendment and Second Amendment. Buyer and Seller acknowledge that the first “WHEREAS” clause of the First Amendment and Second Amendment erroneously stated that the Effective Date of the Initial Agreement was January 14, 2013. The First Amendment and the Second Amendment are hereby amended to reflect that the Effective Date of the Initial Agreement was January 14, 2014.

5.
Miscellaneous. Except as expressly modified hereby the terms of the Agreement shall remain in full force and effect as written. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Amendment which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this Amendment to the other party upon request.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

BUYER:	SELLER:
AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company	ON BEHALF OF ALL SELLERS LISTED ON EXHIBIT A HEREOF (BUT NOT IN ITS INDIVIDUAL CAPACITY)
By: /s/ Edward M. Weil, Jr. Name: Edward M. Weil, Jr. Title: President	LASALLE MEDICAL OFFICE FUND II, a Maryland real estate investment trust
By: /s/ Steven W. Bohen Name: Steven W. Bohen Title: President

EXHIBIT A
SELLERS

1.	PMB Arrowhead #2 LLC, a Delaware limited liability company – Arrowhead Medical Plaza II

2.	Grand Rapids LaSalle Medical Office, L.L.C., a Delaware limited liability company – 310 Lafayette MOB

3.	LMOF II Bowie Gateway, LLC, a Delaware limited liability company – Bowie Gateway Medical Center

4.	Group Six Properties Stockbridge, LLC, a Georgia limited liability company – Stockbridge Family Medical Center

5.	Village Center Parkway Office Building, L.L.C., a Georgia limited liability company – Village Center Parkway

6.	Creekside Medical Building, L.P., a Georgia limited partnership – Creekside MOB

7.	Benedictine LaSalle Medical Office, L.L.C., a Delaware limited liability company – Benedictine Cancer Center

8.	New Paltz LaSalle Medical Office, L.L.C., a Delaware limited liability company – New Paltz Medical Center

9.	New Windsor LaSalle Medical Office, L.L.C., a Delaware limited liability company – Medical Center of New Windsor

10.	Plank LaSalle Medical Office, L.L.C., a Delaware limited liability company – Plank Medical Center

11.	Cushing LaSalle Medical Office, L.L.C., a Delaware limited liability company – Cushing Center

12.	Slingerlands I LaSalle Medical Office, L.L.C., a Delaware limited liability company – Slingerlands Crossing Phase I

13.	Slingerlands II LaSalle Medical Office, L.L.C., a Delaware limited liability company – Slingerlands Crossing Phase II

EXHIBIT B
FORM OF ESTOPPEL CERTIFICATE
(attached)